UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 5, 2010
THERMADYNE HOLDINGS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-13023 (Commission File Number)	74-2482571 (I.R.S. Employer Identification No.)

16052 Swingley Ridge Road, Suite 300 Chesterfield, Missouri (Address of Principal Executive Offices)		63017 (Zip Code)
(636) 728-3000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Agreement and Plan of Merger
On October 5, 2010, Thermadyne Holdings Corporation (the “Company”), Razor Holdco Inc. (“Parent”) and Razor Merger Sub Inc. (“Merger Sub”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which, subject to the satisfaction or waiver of certain conditions, Merger Sub will merge with and into the Company (the “Merger”). As a result of the Merger, Merger Sub will cease to exist and the Company will survive as a wholly-owned subsidiary of Parent. Parent and Merger Sub are affiliates of Irving Place Capital. The Merger Agreement was unanimously approved by the Company’s Board of Directors. The Merger is targeted to close by the end of calendar year 2010.
At the effective time of the Merger, each share of common stock of the Company, par value $0.01 per share (“Company common stock”), issued and outstanding immediately prior to the Merger (other than (i) shares owned by the Company or Parent or any of its subsidiaries (including Merger Sub) and (ii) shares for which a demand for appraisal rights under Delaware law have been perfected and not withdrawn ) and each restricted share of Company common stock outstanding immediately prior to the Merger will be converted into the right to receive $15.00 in cash, without interest (the “merger consideration”). Subject to certain exceptions, options to acquire Company common stock outstanding immediately prior to the consummation of the Merger will become fully vested and be cancelled in exchange for the right to receive an amount in cash equal to the excess, if any, of the merger consideration over the exercise price per share of such option, less any applicable taxes required to be withheld.
The Merger Agreement contains customary representations and warranties for a transaction of this type, with customary covenants which relate to the period between signing and closing with respect to the operation of the Company’s business.
The Company will become subject to customary “no-shop” restrictions on its ability to solicit alternative acquisition proposals from third parties and to provide information to and engage in discussions with third parties regarding alternative acquisition proposals, subject to a “fiduciary duty” exception in certain circumstances prior to adoption of the Merger Agreement by the Company’s stockholders.
The completion of the Merger is subject to customary conditions, including without limitation, (i) adoption of the Merger Agreement by the Company’s stockholders, certain of whom have agreed to vote in favor of the Merger pursuant to a voting agreement (as further described below) and (ii) expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. In addition, the obligation of Parent to consummate the Merger is subject to the absence since the date of the Merger Agreement of any continuing event or development which would have a Material Adverse Effect (as defined in the Merger Agreement) on the Company.
Parent and Merger Sub have obtained equity and debt financing commitments for the transaction contemplated by the Merger Agreement, the aggregate proceeds of which will be sufficient for Parent to pay the aggregate per share merger consideration and all related fees and expenses. An affiliate of Parent has committed to, and/or to cause one or more of its affiliates or co-investors to, capitalize Parent, at or prior to the Closing on the terms and subject to the conditions set forth in an equity commitment letter dated October 5, 2010. In addition, an affiliate of Parent provided the Company with a limited guarantee in favor of the Company dated October 5, 2010 (the “Limited Guarantee”) guaranteeing, subject to the terms and conditions of the Limited Guarantee, the payment of the reverse termination fee that may become payable by Parent as referred to below. The foregoing description of the Limited Guarantee does not purport to be complete and is qualified in its entirety by reference to the Limited Guarantee, which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.
Jefferies Finance LLC, or one or more of its affiliates, and RBC Capital Markets have provided a commitment for bridge financing for the transaction under a senior secured bridge facility, and GE Antares Capital Corporation has provided a commitment for a senior secured revolving credit facility, in each case subject to the conditions set forth in commitment letters dated October 5, 2010 (the “Debt Commitment Letters”). Parent has advised the Company that it is expected that at the consummation of the Merger, senior unsecured notes will be issued and sold pursuant to a high yield senior unsecured notes offering in lieu of a portion or all of such funding. The obligations of the lenders to provide debt financing under the Debt Commitment Letters are subject to a number of customary conditions included in the Debt Commitment Letters.
The Merger Agreement contains certain termination rights for the Company and Parent. Upon termination of the Merger Agreement under specified circumstances, the Company will be required to pay Parent a termination fee in the amount of $6,440,000 plus up to $2,000,000 of Parent’s and Merger Sub’s reasonable out-of-pocket fees and expenses incurred in connection with the transaction. The termination fee would be payable to Parent in certain events, including, among others, acceptance of an alternative acquisition proposal, change of the Board of Directors’ recommendation, willful and material breach of the Company’s no-solicitation obligations, and failure to publicly reaffirm the Board of Directors’ recommendation if there is a tender offer or publicly announced acquisition proposal.
The Merger Agreement also provides that Parent will be required to pay the Company a reverse termination fee of $25,000,000 if the Company terminates the Merger Agreement because (i) Parent or Merger Sub has breached any of its representations or warranties or failed to perform any covenants or agreements in the Merger Agreement, which breach or failure to perform has resulted in the failure of certain conditions to the obligation of the Company to consummate the Merger to be satisfied, and such breach or failure is not cured by the earlier of (x) April 5, 2011 or (y) thirty calendar days following receipt by the Company of written notice of such breach or failure provided that, at the time of the delivery of such written notice, the Company is not in material breach of its obligations under the Merger Agreement; or (ii) if at least 5 business days have passed since the Company has notified Parent that it believes the conditions to closing have been satisfied, all the closing conditions to obligations of Parent and Merger Sub (other than those conditions that by their nature are to be satisfied by actions taken at closing) have been satisfied, and Parent and Merger Sub fail to consummate the Merger within two business days following the date on which the closing should have occurred.
Parent and Merger Sub are entitled to seek specific performance against the Company in order to enforce the Company’s obligations under the Merger Agreement. The Company is not entitled to seek specific performance against Parent or Merger Sub.
The Merger Agreement has been included to provide investors and stockholders with information regarding its terms. It is not intended to provide any factual, business or operational information about the Company or Parent. The representations and warranties contained in the Merger Agreement were made only for the purposes of the agreement as of specific dates and may have been qualified by certain disclosures between the parties and a contractual standard of materiality different from those generally applicable to stockholders, among other limitations. The representations and warranties were made for the purposes of allocating contractual risk between the parties to the Merger Agreement and should not be relied upon as a disclosure of factual information relating to the Company or Parent. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q and other documents that the Company files with the SEC.
The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and incorporated herein by reference.
Voting Agreement
In connection with the transactions contemplated by the Merger Agreement, investment funds managed by Angelo, Gordon & Co., L.P. beneficially owning in the aggregate approximately 33% of the outstanding shares of Company common stock have entered into a voting agreement (the “Voting Agreement”) with Parent, dated October 5, 2010. Pursuant to the terms of the Voting Agreement, each such stockholder has agreed to vote its shares in favor of the Merger and the adoption of the Merger Agreement and against alternative transaction proposals, subject to limited exceptions. The Voting Agreement will terminate (i) if the Merger Agreement is terminated, (ii) upon the effectiveness of any amendment, modification, supplement to, or waiver under, the Merger Agreement which amendment, modification, supplement or waiver would reduce the amount or change the form of the consideration payable in the Merger unless consented to in writing by each such stockholder and (iii) upon the mutual written consent of the Parent and each such stockholder.
Additional Information and Where to Find It
In connection with the Merger, the Company plans to file with the Securities and Exchange Commission (the “SEC”) and furnish to its stockholders a proxy statement. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND RELATED MATTERS. Investors and stockholders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by the Company through the website maintained by the SEC at www.sec.gov, at the Company’s website at www.thermadyne.com/investor-relations by clicking on the link “SEC Filings” and from the Company by contacting the Company’s corporate secretary, Nick H. Varsam, by mail at 16052 Swingley Ridge Road, Suite 300, Chesterfield, Missouri 63017 or by telephone at 636-728-3000.
Participants in the Solicitation
The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed Merger. Information regarding the interests of these directors and executive officers in the transaction described herein will be included in the proxy statement described above. Additional information regarding these directors and executive officers is also included in the Company’s proxy statement for its 2010 Annual Meeting of Stockholders, which was filed with the SEC on April 7, 2010. This document is available free of charge at the SEC’s website at www.sec.gov and from the Company by contacting the Company’s corporate secretary, Nick H. Varsam, by mail at 16052 Swingley Ridge Road, Suite 300, Chesterfield, Missouri 63017 or by telephone at 636-728-3000.
Note on Forward-Looking Statements
This document contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including but not limited to, statements regarding the expected benefits and costs of the transaction, the plans, strategies and objectives of management for future operations, and the expected closing of the proposed Merger. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those indicated in such conditions precedent to the consummation of the proposed Merger, including obtaining antitrust approvals in the U.S. and other jurisdictions, the risk that the contemplated Merger does not occur, failure to obtain the necessary debt financing arrangements set forth in the Debt Commitment Letters, the risk that key employees of the Company will not be retained, the expenses of the proposed Merger and other risks as identified in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, and the Company’s most recent Quarterly Report on Form 10-Q, each as filed with the SEC, which contain and identify important factors that could cause the actual results to differ materially from those contained in the forward-looking statements. The Company assumes no obligation to update any forward-looking statement contained in this document.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits:
2.1	Agreement and Plan of Merger, dated as of October 5, 2010, by and among Thermadyne Holdings Corporation, Razor Holdco Inc. and Razor Merger Sub Inc.*

99.1	Limited Guarantee, dated October 5, 2010, by Irving Place Capital Partners III, L.P.

*	Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERMADYNE HOLDINGS CORPORATION
Date: October 6, 2010	By:	/s/ Steven A. Schumm
		Name:	Steven A. Schumm
		Title:	Chief Financial and Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of October 5, 2010, by and among Thermadyne Holdings Corporation, Razor Holdco Inc. and Razor Merger Sub Inc.*

99.1	Limited Guarantee, dated October 5, 2010, by Irving Place Capital Partners III, L.P.

*	Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule to the Securities and Exchange Commission upon request.